UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Jennifer Love Resignation

On September 24, 2015, Jennifer Love resigned from her positions as a member of the board of directors (the “Board”) of Medbox, Inc. (the “Company”), chairperson of the Company’s audit committee and a member of its special committee, effective immediately. Ms. Love confirmed that she resigned because of time constraints and new professional obligations and not because of any disagreement with the Company. The Company has initiated a search for a successor to serve on its Board. On September 28, 2015, the Company also appointed current director Ambassador Ned L. Siegel as interim chairperson of its audit committee.

A copy of the press release issued by the Company announcing Ms. Love’s resignation is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: September 29, 2015	By:	/s/ C. Douglas Mitchell
	Name:	C. Douglas Mitchell
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 29, 2015.